MRU Holdings, Inc. Receives Additional Working Capital

Company Closes on $11.2 Million Financing from the Residual Interest of its Recent Securitization

NEW YORK, NY October 22, 2007 (PRNewswire) -- MRU Holdings, Inc. (NASDAQ: UNCL), a specialty finance company that provides federal and private student loans through its consumer brand MyRichUncle™ and through private label partners, today announced that it had secured additional working capital from an institutional investor against its residual interest from its recent $200 million securitization. The Company issued a note of $11.2 million pledged against the book value of its residual interest from the Company’s MRU Student Loan Trust 2007-A. As a result of this transaction, the Company has over $20 million in cash and equivalents.

“This is a significant milestone for MRU as we have been able to create a financing structure for our residual interest at a time when credit markets continue to be difficult,” said Vishal Garg, Co-Founder and CFO. “The ability to raise working capital using our residual interest demonstrates the high quality of the student loan collateral that the Company originated and securitized.”

“The financing of our residual interest was something that we told shareholders we would have to wait to execute on until the credit markets normalized. We are quite pleased that we have been able to close this transaction at this time,” said Jonathan Coblentz, Treasurer and Head of Capital Markets. “The additional working capital will be directed toward catalyzing marketing and new product development as we continue to build on our strong origination growth and work toward our goal of becoming the market leader in direct-to-consumer student lending.”

About MRU Holdings, Inc.
MRU Holdings, Inc. (NASDAQ: UNCL) is a publicly traded specialty finance company that provides students with funds for higher education using a blend of current market credit practices as well as its own proprietary analytic models and decision tools. The Company has a renowned brand name "MyRichUncle™" and highly scalable origination infrastructure. The Company utilizes these assets to provide private and federal loans to students. MRU distinguishes itself from the competition as it does not take a "one-size fits all" approach to designing student loan products, allowing itself and its marketing partners to create a student loan offering that directly addresses their specific customer needs. Additional information concerning MRU Holdings is available at http://www.MRUHoldings.com.

About MyRichUncle
From its inception in 2000, MyRichUncle has been at the forefront of innovation for education finance, most recently focusing on the growth market of student loans.  Since the launch of its student loan program in the summer of 2005, MyRichUncle has originated more than $320 million in private and federal student loans using its breakthrough underwriting platforms and innovative technology to deliver competitively priced products and services to borrowers.  In May 2006, the Company launched Preprime™, the first and only student loan that allows students to qualify for loans based on individual merit, rather than credit history alone.  In June 2006, MyRichUncle launched its Federal student loans with upfront interest rate reductions at repayment.  Dedicated to reshaping the student loan industry to function in the best interests of the students, founders Vishal Garg and Raza Khan and their team are committed to delivering the most innovative solutions for their customers financing needs. The Company and its founders have been recognized by Fast Company’s Fast 50 (2006) and listed among BusinessWeek.com’s Tech’s Best Young Entrepreneurs (2006).  For more information, visit http://www.myrichuncle.com.

Safe Harbor Statement
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties that, if realized, could materially impair the Company’s results of operations and/or its financial condition. These forward-looking statements may be affected by the risks and uncertainties inherent in the educational finance market and in the Company’s business, as disclosed by the risk factors contained in the Company’s annual report on 10-KSB for the fiscal year ended June 30, 2007. The Company cautions that certain important factors may have affected and could in the future affect the Company's beliefs and expectations, and could cause actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. The forward-looking statements contained herein are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Investor Inquiries: Denise Gillen, Vice President of Investor Relations
212-836-4165; dgillen@mruholdings.com

Media Inquiries: Karin Pellmann, Vice President of Public Relations
212-444-7541; kpellmann@mruholdings.com
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